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                                                                      EXHIBIT l

To Bridgeway Funds, Inc.

         We understand that you are in the process of registering a group of funds called the Four Corners Funds to be included in your series fund. We are familiar with the funds, as we have been acting as investment adviser to them since they were organized as private accounts. We expect that they will soon become part of a registered investment company under the Investment Company Act of 1940 as the Small-Cap Growth Fund, Small-Cap Value Fund, Large-Cap Growth Fund and Large-Cap Value Fund. When that registration statement becomes effective, you intend to make a public offering of securities representing an interest in those funds (referred to as "shares"). We request that you convert the seed capital we have provided to those funds into shares representing our ownership interest as soon as that registration statement is declared effective.

         In order to induce you to issue shares to us, we hereby represent to you as follows:

         In connection with our proposed investment in the shares, we have reviewed the drafts of the registration statement of Form N-1a which you are filing with the Securities and Exchange Commission including Exhibits. We have had an opportunity to ask questions about this proposed investment and have received satisfactory answers to all such questions.

         We intend to acquire the shares for our own account and not as a nominee or representative for anyone else. They will be acquired for investment, and not with a view to the resale or distribution thereof. We expressly agree not to sell, transfer, assign (except for wholly own subsidiary or to a parent) nor request redemption of shares for a period of at least 24 months from the date they are issued to us. We agree not to resell the shares, unless in the opinion of the Fund's counsel, such sale may be made without any violation of any laws or regulations including the registration provisions of the Securities Act of 1933.

         As initial shareholder in the shares representing an interest in the new funds, we hereby approve the management agreement, the distribution arrangements, the transfer agents, and the Board of Director, all of which are included in the Form N-1a, on file at the Securities and Exchange Commission.

Sincerely,

/s/ JOHN MONTGOMERY

John Montgomery
President, Bridgeway Capital Management, Inc.